UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2024

INNOVATIVE EYEWEAR, INC.

(Exact name of registrant as specified in its charter)

Florida	001-41392	85-0734861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 Biscayne Blvd., Suite 630 North Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 785-5178

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUCY	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LUCYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

On April 28, 2024, Innovative Eyewear Inc. (the “Company”) determined to suspend the sales of its shares of common stock, par value $0.00001 per, issuable pursuant to the At The Market Offering Agreement, dated April 15, 2024, by and between the Company and H.C. Wainwright & Co., LLC (the “ATM Agreement”) and the prospectus supplement filed in connection therewith (the “ATM Prospectus Supplement”). The Company will not make any sales of its shares of common stock pursuant to the ATM Agreement unless and until a new prospectus supplement is filed. Other than the suspension of the sales pursuant to the ATM Prospectus Supplement, the ATM Agreement remains in full force and effect.

A copy of the ATM Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 16, 2024. The ATM Prospectus Supplement was filed with the Securities and Exchange Commission on April 15, 2024, pursuant to the Registration Statement on Form S-3 (333-276938) that was declared effective with the Securities and Exchange Commission on March 29, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2024

INNOVATIVE EYEWEAR, INC.

By:	/s/ Harrison Gross
Name:	Harrison Gross
Title:	Chief Executive Officer

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